Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Post-Effective Amendment to Form S-1 Registration Statement of our report dated April 15, 2025, except for Note 3 as to which the date is September 12, 2025, with respect to the financial statements of Banzai International, Inc. for the years ended December 31, 2024 and 2023, included in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

Marcum LLP
Marlton, New Jersey
October 23, 2025